                                                              EXHIBIT 10.8

                              AGREEMENT OF SALE
                                by and between

                  LANSING SQUARE RPFII LIMITED PARTNERSHIP,
                    a Delaware limited partnership, Seller

                                     and

                       INLAND REAL ESTATE CORPORATION,
                        a Maryland corporation, Buyer


                              Table of Contents
                              -----------------

Paragraph  Caption                                                 Page
---------  -------                                                 ----
 1.        Sale and Premises ..................................     1
 2.        Purchase Price .....................................     1
 3.        Closing ............................................     2
 4.        Condition of Title .................................     2
 5.        Possession; Assignment of Agreements and
             Leases ...........................................     4
 6.        Apportionments .....................................     5
 7.        Transfer Taxes .....................................     8
 8.        Municipal Improvements Relating to the
             Premises .........................................     8
 9.        Municipal Notices ..................................     8
10.        Seller's Representations ...........................     9
11.        Delivery of Premises Documents .....................     10
12.        Buyer Representations ..............................     11
13.        Buyer's Obligation to Close ........................     11
14.        Deliveries at Closing ..............................     12
15.        Default ............................................     13
16.        Notices; Computation of Periods ....................     14
17.        Fire or Other Casualty .............................     16
18.        Assignability ......................................     17
19.        Inspection Period ..................................     18
20.        Condemnation .......................................     19
21.        Brokers ............................................     20
22.        Condition of Premises ..............................     20
23.        Survival of Provisions .............................     22
24.        Miscellaneous ......................................     24
25.        ERISA ..............................................     26
26.        Limited Liability ..................................     26


  Exhibits
  --------

   "A"        Legal Description of Premises
   "B"        List of Personal Property
   "C"        Permitted Title Objections
   "D"        List of Existing Leases
   "E"        List of Existing Agreements To Be Assigned at Closing
   "F"        Assignment and Assumption Agreement
   "G"        List of Tenant Estoppel Certificates
   "H"        Form of Tenant Estoppel Certificate
   "I-1"      Form of Deed
   "I-2"      Form of Bill of Sale
   "J"        FIRPTA Certification
   "K"        Notice to Tenants

                               AGREEMENT OF SALE

                AGREEMENT made this 19th day of December, 1996, by and between LANSING SQUARE RPFII LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), and INLAND REAL ESTATE CORPORATION, a Maryland corporation ("Buyer").


                            W I T N E S S E T H :

        1. Sale and Purchase. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, upon the terms and conditions hereinafter set forth:

                        (a) Real Property. All that certain lot or piece of ground situate at the southeast corner of 176th Street and Torrence Avenue, Lansing, Cook County, Illinois, which is more fully described by metes and bounds on Exhibit "A" hereto and the buildings and improvements situate thereon (the "Premises"), together with all the rights and appurtenances pertaining to the Premises, including any right, title and interest of Seller (if any) in and to adjacent streets and rights-of-way; and

                        (b) Personal Property. The fixtures, furnishings, equipment and other items of personal property owned by Seller and located on, and used in connection with the operation of, the Premises which are listed on Exhibit "B", hereto (collectively the "Personal Property").

        2. Purchase Price. The purchase price to be paid by Buyer to Seller for the Premises and the Personal Property is the sum of Sixteen Million Three Hundred Thousand and No/100 Dollars ($16,300,000.00) (the "Purchase Price"). The Purchase Price shall be paid as follows:

                (a) Deposit. The sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Deposit") upon the execution of this Agreement by the delivery of Buyer's check drawn on Lasalle National Bank, subject to collection, payable to the order of Near North National Title Corporation (the "Escrowee"). The Escrowee shall immediately present Buyer's check for collection, if applicable, and then, pending consummation of this transaction, hold the Deposit in escrow in an interest bearing account at a national bank approved by Seller and Buyer in accordance with applicable law. All interest earned on the Deposit shall be added to and made a part of the Deposit. Buyer shall bear the risk of loss of the Deposit. At closing the

Deposit shall be paid to Seller. The Escrowee shall not be liable to Buyer or to Seller for any act or omission of Escrowee not committed or occurring in bad faith. If Seller delivers to Escrowee a written notice ("Seller's
Notice") that (i) the Buyer has defaulted under this Agreement, (ii) Seller demands payment of the Deposit to Seller and (iii) Seller is simultaneously delivering to Buyer a copy of the Seller's Notice, Escrowee agrees to deliver the Deposit to Seller if Escrowee has not received within five (5) business days from Escrowee's receipt of the Seller's Notice, a written notice from Buyer ("Buyer's Notice") addressed to both Escrowee and Seller in which Buyer denies that Buyer is in default under this Agreement. If a dispute arises between Buyer and Seller as to the payment of the Deposit, the Escrowee shall, at its option, be entitled to pay the Deposit into the applicable Court of record in Cook County, Illinois and to interplead both Seller and Buyer, whereupon the Escrowee shall be released from any further liability or obligation to either Seller or Buyer.

                (b) Closing Payment. The sum of Fifteen Million Eight Hundred Thousand and No/100 Dollars ($15,800,000.00), less the amount of the interest which is part of the Deposit, if any, received by Seller, and less any net prorations in favor of Buyer, at closing by wire transfer of immediately available United States federal funds to the Escrowee's account at a bank designated by the Escrowee and approved by Seller.

        3. Closing. Closing shall be held and completed on December 30, 1996 (the "Closing Date"), commencing at 10:00 a.m at the offices of the Escrowee. Buyer shall have the right, at its sole option, to cause closing to be held on such date prior to the Closing Date as Buyer shall hereafter designate by at least five (5) days' prior written notice to Seller.

        4.      Condition of Title.

                (a) (i) Title to Premises. Fee simple title to the Premises shall be conveyed by Seller to Buyer at the completion of closing by a deed (the "Deed") containing Seller's special warranty, excluding from such warranty the Permitted Encumbrances. Title to the Personal Property shall be conveyed by Seller to Buyer at the completion of closing by a bill of sale ("Bill of Sale") containing Seller's special warranty, excluding from such warranty the Permitted Encumbrances. Title to the Premises shall be such as will be insured as good and marketable by a title insurance company pursuant to the standard stipulations and conditions of the most current form of ALTA Policy of Owner's Title Insurance, with a 3.1 Zoning Endorsement, an Extended Coverage Endorsement and a Restrictions Endorsement, free and clear of all liens and encumbrances except for the Permitted Encumbrances. The term "Permitted Encumbrances" shall mean the Existing Leases (as hereinafter defined), any lien against Buyer's interest under this Agreement, and the additional title objections set forth on Exhibit "C" attached hereto. Title to the Personal Property shall also be subject to the Permitted Encumbrances.

                        (ii) Seller (at Seller's sole cost and expense) shall deliver to Buyer promptly after the date of this Agreement the physical survey of the Premises by Mackie Consultants, Inc. certified to Seller, Buyer, Lasalle National Bank and the title company as of a current date (the "Survey").

                        (iii) Title Defects. Not later than December 23, 1996, Seller shall submit to Buyer a current title commitment issued by Near North National Title Corporation. Not later than the end of the Inspection Period (as defined in Section 19), Buyer shall submit to Seller, if at all, a written notice from Buyer ("Title Notice") Specifying any alleged defects in or objections to the title to the Premises or the Survey which do not constitute Permitted Encumbrances. Buyer shall be deemed to have waived its right to object to any encumbrance or other title objection or survey defect existing at the time of the Closing Date unless Buyer shall have timely given to Seller the Title Notice which specified Buyer's objection unless such encumbrance or other title objection or survey defect was not disclosed by the title commitment or the Survey. Seller shall have no obligation to cure any alleged defect or objection raised in the Title Notice, except that Seller shall cause the existing first mortgage held by Nationwide Life Insurance Company, an Ohio corporation (the "First Mortgagee"), to be discharged at closing. Upon Buyer's failure to timely object, any encumbrance or other title objection or survey defect disclosed by the title commitment or the Survey shall thereafter be deemed a Permitted Encumbrance. Seller shall have the right, at its sole option, to defer the Closing Date for a period not exceeding thirty (30) days to give Seller an opportunity, at Seller's sole option, of either (i) attempting to remove any encumbrance or other title objection or survey defect which is not a Permitted Encumbrance or (ii) providing the title insurance company such assurances as the title insurance company requires to insure Buyer and Buyer's mortgagee against any loss arising from such encumbrances or other title objections or survey defects, or (iii) electing to do neither (i) nor
(ii).

                (b) Failure of Title. If on the Closing Date title to the Premises is not insurable as set forth in subparagraph (a) above, Buyer may elect, as its sole right and remedy, either (i) to take such title to the Premises as Seller can convey, with abatement of the Purchase Price only to the extent of monetary liens of a definite, fixed and ascertainable amount not in excess of the Purchase Price or (ii) to receive on written demand by Buyer to the Escrowee, with a copy to Seller, the return of the Deposit. Notwithstanding the foregoing provisions, Buyer agrees to accept title to the Premises and Personal Property subject to judgments against Seller if the Title Company insures Buyer against loss by reason of such judgments. Upon the return of the Deposit, pursuant to this

Section 4(b), this Agreement shall be and become null and void, neither party shall have any further rights or obligations hereunder (except for the indemnity obligations of Buyer to Seller as set forth in this Agreement which shall survive the cancellation of this Agreement), and all executed counterparts of this Agreement shall be returned to Seller.

        5.      Possession, Assignment of Agreements and Leases.

                (a) Existing Leases. Possession of the Premises and the Personal Property is to be given by Seller to Buyer at the completion of closing by delivery of the Deed and the Bill of Sale and by assignment of the Existing Leases (as hereinafter defined). Seller shall, prior to closing, submit any proposed lease or amendment to an Existing Lease to Buyer for Buyer's approval. If Buyer does not disapprove in writing such a proposed lease within five (5) days of Buyer's receipt of the proposed lease, Buyer shall be deemed to have approved the proposed lease. All such new leases and the presently existing leases listed on Exhibit "D" hereto are collectively herein called the "Existing Leases". Seller represents that, at the time of closing, Seller shall have accepted no prepayment of rent under any of the Existing Leases (except for the current month) that Seller shall not have terminated any of the Existing Leases by agreement with the tenant (except by reason of a default by the tenant thereunder). Buyer acknowledges that prior to the end of the Inspection Period that Buyer will have examined all copies of the Existing Leases now in effect to determine whether or not the provisions thereof conform to the data set out on Exhibit "D" hereto. The termination of any of the Existing Leases prior to closing by reason of the expiration of its term shall not excuse Buyer from its obligation to complete closing and to pay the full Purchase Price.

                (b) Existing Agreements. Seller shall also assign to Buyer at the completion of closing, if assignable, the existing agreements, listed on Exhibit "E" hereto (hereinafter collectively called the "Assigned Existing Agreements). Buyer acknowledges that prior to the end of the Inspection Period that Buyer will have examined all copies of the Assigned Existing Agreements now in effect to determine whether or not the provisions thereof conform to the data set forth on Exhibit "E". Seller shall, prior to closing, have the right to enter into new service agreements, provided any such agreement shall be terminable by the owner of the Premises on not more than thirty (30) days, notice. All such service agreements shall also constitute Assigned Existing Agreements. The termination of any of the Assigned Existing Agreements prior to closing by reason of the expiration of its term or by reason of a default thereunder shall not excuse Buyer from its obligation to complete closing and to pay the full Purchase Price.

                (c) Assignment and Assumption. At closing, Seller and Buyer shall execute and acknowledge an agreement (the

"Assignment and Assumption Agreement") in the form attached hereto as Exhibit "F" wherein Buyer shall assume all of the obligations of Seller under the Existing Leases and the Assigned Existing Agreements.

                (d) Tenant Estoppel Certificates. Seller agrees to use its reasonable efforts to cause those tenants of the Premises specifically identified on Exhibit "G" hereto and made a part hereof to deliver to Buyer not later than the business day prior to the Closing Date a written statement ("Tenant Estoppel Certificate") in substantially the form of, and as qualified by, the form of tenant estoppel certificate set forth on Exhibit "H" attached hereto and made a part hereof. Buyer agrees not to object to (i) any non-material (as determined in Buyer's reasonable judgment) qualifications or modifications which a tenant may make to the form of Tenant Estoppel Certificate and (ii) any modification to a Tenant Estoppel Certificate to conform it to the form of tenant estoppel the tenant is required to give under its lease. To the extent a Tenant Estoppel Certificate contains conflicting information from that contained on Exhibit "D" for that lease, Buyer shall have the right either to give a Termination Notice in accordance with Section l9 (c) as if the Inspection Period had not ended or to waive such conflicting information, without abatement of the Purchase Price, whereupon, Exhibit "D" shall be deemed automatically modified to include such differing information. Buyer's obligations under this Agreement to complete Closing on the Closing Date and pay the Purchase Price shall not be relieved if Seller is unable to obtain any required Tenant Estoppel Certificate after using its reasonable efforts to obtain it if Seller instead, at Seller's sole option, executes a Tenant Estoppel Certificate for such tenants, which shall have the substance and effect of an indemnity from Seller to Buyer from any claim by the tenant which would have been precluded by a Tenant Estoppel Certificate by the tenant in such form. If any such tenant does have a claim which would entitle it to set-off the amount of the claim against rent due under the lease and the amount of such claim is ascertainable, Seller shall have the right, at its sole option, to give Buyer a credit against the cash portion of the Purchase Price in the amount of the claim; and, in such event, Buyer shall complete closing and take subject to such claim.

        6.      Apportionments.

                (a) (i) Taxes and Assessments. Real estate taxes and annual municipal or special district assessments or installments thereof (on the basis of the actual fiscal years for which such taxes are assessed), lienable water and sewer rentals, sums paid to or paid or payable by Seller under the Assigned Existing Agreements, prepaid fees for licenses and permits to remain in effect for Buyer's benefit after closing, and rentals and other sums paid to and received by Seller under the Existing Leases shall be apportioned at closing pro rata between Buyer and Seller on a per diem basis as of the date of closing. All income and expenses for the Premises for the period from and after the Closing Date shall belong to and shall be the responsibility of Buyer. If Seller has paid the current year taxes during a discount period, the taxes shall be apportioned as if they were paid during the non-discount period.

                        (ii) Rent Arrearages. Any payments received by Buyer after the date of closing from a tenant under any of the Existing Leases which are specified to be on account of rentals which are applicable to periods prior to closing and on account of sums which are attributable to expenses incurred by the lessor for periods of time prior to closing, shall be apportioned by Buyer upon receipt and the portion thereof attributable to periods or expenses prior to closing shall immediately be paid by Buyer to Seller. If, at closing, any tenants are in arrears in the payment of rents or other sums, which were payable prior to closing, all payments by such tenants after closing will be deemed as being applicable, first, as against current rental due and, then, as against any such arrearages.

                        (iii) Contract Arrearages. Any payments received by Buyer after the date of closing under any of the Assigned Existing Agreements which are specified to be on account of payments which are applicable to periods prior to closing shall be apportioned by Buyer upon receipt and the portion thereof attributable to periods prior to closing shall immediately be paid by Buyer to Seller.

                        (iv) Accounting. Until such time as Seller shall have received in full all sums which are potentially payable to it on account of any of the Existing Leases or the Assigned Existing Agreements as provided in subparagraphs (ii) and (iii) above, Buyer shall provide to Seller from time to time (but not more than three (3) times) after closing an accounting of all sums received by Buyer under any of the Assigned Existing Leases or Existing Agreements pursuant to which Seller might be entitled to payments as provided in said subparagraphs.

                (v) No Tax Bill. There shall be no apportionment of the real estate taxes imposed upon the Premises which are subject to payment or reimbursement by the tenants under the Existing Leases to the tenants commonly known as Sam's Wholesale Club #6489, Baby Superstore, Inc. and Blockbuster Videos. All other real estate taxes (the "In-Line Taxes") imposed upon the Premises for the tax fiscal years in which closing occurs shall be reasonably ascertained by Seller and Buyer based upon the then current assessment and anticipated tax rate and multiplier, and the portions of such taxes to be borne by Seller shall be credited to Buyer; Seller shall be entitled to retain or to receive all payments or reimbursements by tenants with respect to the In-Line Taxes. If the actual In-Line Taxes or the actual In-Line Taxes paid by tenants under Existing Leases vary from the amounts estimated, Seller or Buyer shall pay to the other of them, within thirty (30) days of receipt of an invoice in reasonable detail the variance due.

                        (vi) Tenant Pass-Throughs. If any percentage rents, "escalation" payments relating to operating expenses or other payments (but not real estate taxes and assessments) due under the Existing Leases after the date of closing from a tenant under any of the Existing Leases on account of periods prior to closing and on account of sums which are attributable to expenses incurred by the lessor for periods of time prior to closing, cannot be precisely determined at the time of closing, Seller shall reasonably estimate the apportionment of such sums, and such estimated sums shall be apportioned at closing pro-rata between Buyer and Seller on a per diem basis as of the date of closing. A post closing adjustment shall be made, if necessary, between Buyer and Seller for such apportioned items within thirty (30) days after the sums can be precisely determined.

                        (vii) Percentage Rent. Notwithstanding the provisions of this subparagraph (a) to the contrary, the apportionment of "percentage rent", and the amounts due by Buyer to Seller, respectively, under each of the Existing Leases, shall be made and paid on or before the thirtieth day following the date when the last amount due on account of such percentage rent shall have been paid by the tenants under their respective Existing Leases with respect to the percentage rent lease year (as defined in each of the Existing Leases) in which the closing date falls. The amount to be apportioned shall be the total of the amounts collected by both Buyer and Seller as percentage rent for such percentage rent lease year. Seller's portion thereof shall be an amount which bears the same ratio to the total percentage rent for the applicable percentage rent lease year as the number of days up to, but not including the date of closing in such percentage rent lease year shall bear to the full number of days in such percentage rent lease year; and Buyer shall be entitled to the remaining portion. Buyer shall cause all percentage rent payments for the percentage rent lease years with respect to which percentage rent is to be apportioned between Buyer and Seller to be paid to Buyer's property manager by all tenants under the Existing Leases, and Buyer's property manager shall divide and distribute the amounts so collected between Buyer and Seller in accordance with the provisions hereof.

                        (viii) Title Insurance. Seller shall pay the charge for the title commitment and the premium for the ALTA Policy of Owner's Title Insurance, without endorsement. Buyer shall pay the premium for any endorsement to the ALTA Policy of Owner's Title Insurance.

                        (ix) Escrow. The escrow fees of the title insurance company for the closing shall be paid one-half (1/2) by Seller and one-half (1/2) by Buyer.

                (b) Tenant Security Deposits. At closing, Seller shall cause its management agent to deliver to Buyer, without consideration, a check in the amount of all security deposits, and accrued interest, then held by or for Seller under the Existing Leases. Buyer will cause the security deposits to be maintained after closing in accordance with the requirements of applicable law.

                (c) Utility Readings. Seller shall use reasonable efforts to obtain readings of the water and electric meters on the Premises to a date no sooner than ten (10) days prior to the date of closing. At or prior to closing, Seller shall pay all charges based upon such meter readings. However, if after reasonable efforts Seller is unable to obtain readings of any meters prior to closing, closing shall be completed without such readings and upon the obtaining thereof after closing, Seller shall pay the charges incurred prior to closing as reasonably determined by Seller and Buyer based upon such readings.

                (d) Supplies.  [INTENTIONALLY OMITTED]

                (e) Reimbursements. Buyer shall have no obligation to reimburse Seller for any leasing commissions and tenant costs actually paid by Seller for the Existing Leases or any leases executed after the date of this Agreement which comply with the criteria set forth in Paragraph 5(a) of this Agreement (or are otherwise agreed to by Buyer).

        7. Transfer Taxes. Seller shall pay all realty transfer taxes and similar taxes imposed upon the delivery and/or recording of the Deed or upon this transaction by the State of Illinois and Cook County, Illinois. Buyer shall pay all other realty transfer taxes and similar taxes imposed upon the delivery and/or recording of the Deed or upon this transaction.

        8. Municipal Improvements Relating to the Premises. Buyer shall pay all assessments or installments of assessments against the Premises or any part thereof for improvements or other work, construction of which shall be payable after the Closing Date (including any fines, interest or penalties thereon due to the non-payment thereof), and shall indemnify, defend and exonerate and save Seller harmless from any claims therefor or any liability, loss, cost or expenses arising therefrom. Buyer shall have the same obligations to Seller with respect to any such assessment made after the date of closing to the extent that the assessing entity claims that Seller shall have personal liability therefor.

        9.      Municipal Notices.

                (a) Seller Representations. Seller represents to Buyer that, at the date of this Agreement, it has no actual knowledge (without investigation on Seller's part) of any outstanding written notice from any public authority concerning the existence of any presently uncorrected violation of any ordinance, public regulation or statute with respect to the Premises.

                (b) Buyer Assumption. If there is any such notice concerning the existence of an uncorrected violation of an ordinance, public regulation or statute issued by any public authority after the date hereof and on or prior to the Closing Date, Buyer shall have the option either (i) to close without abatement of the Purchase Price and if Buyer so closes, Buyer shall be liable to effect compliance for such violation or (ii) to give a Termination Notice in accordance with Section 19(c) as if the inspection period had not ended.

        10. Seller's Representations.

                (a) Seller hereby represents to Buyer as follows:

                        (i) Organization. Seller is a limited partnership, duly organized and validly existing under the laws of the State of Delaware and has all requisite partnership power and authority to carry on its business as now conducted.

                        (ii) Authorization. Seller has the partnership power and authority to enter into and perform this Agreement, and Seller has duly authorized the execution of this Agreement.

                        (iii) No Condemnation. To Seller's actual knowledge (without investigation on Seller's part), there are no existing or pending condemnation proceedings or deeds in lieu of condemnation affecting the Premises, nor, to Seller's actual knowledge (without investigation on Seller's part), have any such condemnation proceedings been overtly threatened.

                        (iv) Existing Leases. The information on the Existing Leases attached hereto as Exhibit "D" (or actually disclosed in the Existing Leases or other materials delivered or made available to Buyer prior to the date hereof) is true and complete in all material respects; no tenants are, to Seller's actual knowledge (without investigation on Seller's part), entitled to any rebates, rent concessions or free rent except as may be expressly set forth in the Existing Leases or on Exhibit "D"; no rents due under any of the Existing Leases have been assigned, hypothecated or encumbered by Seller other than to the First Mortgagee; and other than as shown on Exhibit "D" (or actually disclosed in the Existing Leases or other materials delivered or made available to Buyer prior to the date hereof) there are, to Seller's actual knowledge (without investigation on Seller's part), no leasing commissions, payable to any person or entity in regard to the Existing Leases which are in effect on the date hereof.

                        (v) Litigation. There is no pending litigation against Seller with respect to the Premises.

                        (vi) Disclosure. To Seller's actual knowledge (without investigation on Seller's part), (A) Buyer has been given access to all of Seller's files held by the property manager of the Premises for Seller which relate to the Premises other than files containing confidential documents such as personnel documents, market analyses, appraisals, audits, projections, income tax returns and correspondence between the property manager and Seller with respect thereto, (B) such files are the general location for storing documents related to the operation or management of the Premises, except for engineering reports or environmental assessments prepared for Seller, (C) such files contain all documents in the possession of Seller or Seller's property manager which could have a material bearing on the value or operation of the Premises, except for the engineering report(s) and the environmental assessment(s) which have been delivered by Seller to Buyer, and (D) no documents have been removed from such files in an effort to withhold information from Buyer.

                (b) All references in this Section 11 or elsewhere in this Agreement to "Seller's knowledge" or "Seller's actual knowledge" shall refer solely to the actual knowledge of Roland V. Siegl and shall not be construed to refer to the knowledge of any other employee, officer, director, shareholder or agent of Seller or any affiliate of Seller, and shall not include imputed or constructive knowledge.

        11.     Delivery of Premises Documents.

                (a) Deliveries. Seller has furnished or made available to Buyer, and Buyer acknowledges receipt or the availability of, the following:

                        (i) Copies of plans and specifications, environmental report, and engineering reports for the Premises, to the extent currently in Seller's possession.

                        (ii) The current books and records (excluding, however, internal memoranda, financial projections, appraisals and projected budgets) customarily prepared by or at Seller's request with respect to the Premises, including, without limitation, to the extent so prepared, all ledgers, records of income, expense, capital expenditures, utility bills and the most recent property tax bill.

                        (iii) Copies of all management, service, maintenance and other contracts currently in force with respect to the Premises.

                        (iv) Copies of all Existing Leases and other occupancy agreements currently in force or under negotiation with respect to the Premises.

                        (v) Copies of all operating permits and certificates of occupancy issued with respect to the Premises to the extent currently in Seller's possession.

                (b) NO WARRANTY. NOTWITHSTANDING THE PRIOR PROVISIONS OF THIS SECTION TO THE CONTRARY, BUYER ACKNOWLEDGES AND UNDERSTANDS THAT, EXCEPT FOR THE REPRESENTATIONS AS TO THE EXISTING LEASES WHICH ARE SET FORTH IN SECTION 10(a)(IV), SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE DELIVERED MATERIALS OR WHETHER BUYER IS ENTITLED TO RELY THEREON.

        12. Buyer Representations. Buyer hereby represents to Seller as follows:

                (a) Organization. Buyer is a corporation duly organized and validly existing under the laws of the State of Maryland and has all requisite power and authority to carry on its business as now conducted.

                (b) Authorization. Buyer has the corporate power and authority to enter into and perform this Agreement and Buyer has duly authorized the execution of this Agreement.

                (c) ERISA. Buyer is not acquiring the Premises and the Personal Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA").

                (d) Source of Funds. The source of funds for payment by Buyer of the Purchase Price is capital collected from investors purchasing shares of stock of Buyer; none of such funds are funds which would be subject to 18 U.S.C. Sections 1956-1957 (Laudering of Money Instruments), 18 U.S.C.
Sections 981-986 (Federal Asset Forfeiture) or 21 U.S.C. Section  881
(Drug Property Seizure).

        13. Buyer's Obligation to Close. Buyer shall not be obligated to close under this Agreement unless each of the following conditions shall exist on the Closing Date:

                (a) Title Policy. A title insurance company shall commit in writing to Buyer to issue an ALTA Title Policy as described in and in accordance with Section 4(a) of this Agreement.

                (b) Accuracy of Representations. The representations and warranties made by Seller in this Agreement shall be true and correct as of the Closing Date in all material respects.

                (c) No Taking. No material part of the Premises shall have previously been acquired by any governmental agency in the exercise of any power of eminent domain or by private purchase in lieu thereof, nor on the Closing Date shall any such acquisition or purchase be pending.

        14.     Deliveries at Closing.

                (a) Seller's Deliveries. On the Closing Date, Seller shall deliver to the Escrowee the following:

                        (i) Deed. The Deed which shall be in substantially the form attached hereto and incorporated herein as Exhibit "I-1". The Deed shall be prepared by Seller, and the Deed will be recorded at the expense of Buyer.

                        (ii) Bill of Sale. The Bill of Sale which shall be in substantially the form attached hereto and incorporated herein as Exhibit "I-2".

                        (iii) Assignment and Assumption Agreement. The Assignment and Assumption Agreement in the form of Exhibit "F".

                        (iv) Rent Roll. A Rent Roll in substantially the form as Exhibit "D", certified as true and correct in all material respects by Seller, made within five (5) business days prior to the Closing Date.

                        (v) Authority Documents. If requested by the title insurance company, a corporate resolution or partnership resolution executed by the general partner, as the case may be, and an incumbency certificate to evidence the capacity of the signatory for Seller.

                        (vi) FIRPTA Certification and Title Affidavit. The Affidavit in the form attached hereto as Exhibit "K" with respect to compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code Sec. 1445, as amended, and the regulations issued thereunder) and an affidavit in favor of the title insurance company (which affidavit shall in no event expand the Seller's warranty contained in the Deed) that no mechanics' liens are filed or may be filed against the Premises by reason of any act of Seller (or, at Seller's option, or if they are filed or may be filed that Seller will indemnify the title insurance company against loss by reason thereof).

                        (vii) Possession and Keys. Possession free and clear of all parties in possession, except under the Existing Leases and the Permitted Encumbrances, and except that Seller may continue to store at Seller's sole risk in the vacant space in the Premises certain personal property in accordance with a License Agreement reasonably acceptable to Seller and Buyer until resolution of a dispute with a prior tenant or until Buyer advises Seller that Buyer requires possession of such vacant space, and (to the extent in Seller's possession) all keys, codes and other security devices for the Property.

                        (viii) Tenant Notices. Written notice from Seller to each tenant of the Property under the Existing Leases in substantially the form attached hereto as Exhibit "K".

                        (ix) Books and Records. Copies (to the extent in Seller's possession) of all books and records for the orderly transition of operation of the Premises.

                        (x) Original Documents. The originals (to the extent in Seller's possession) of all Existing Leases, all Assigned Agreements, and all plans and specifications and all other materials owned by Seller relating to the maintenance and operation of the Property and which are currently in Seller's possession.

                        (xi) Other Documents. Any other documents which Seller is obligated to deliver to Buyer pursuant to this Agreement.

                (b) Buyer's Deliveries. On the Closing Date, Buyer will deliver to the Escrowee the following:

                        (i) Assignment and Assumption Agreement. The Assignment and Assumption Agreement in the form of Exhibit "F".

                        (ii) Authority Documents. A corporate resolution and an incumbency certificate to evidence the capacity of the signatory for Buyer.

                        (iii) Purchase Price. That portion of the Purchase Price payable at closing.

                        (iv) Other Documents. Any other documents which Buyer is obligated to deliver to Seller pursuant to this Agreement.

        15.     Default.

                (a) Buyer Default. If Buyer defaults under this Agreement at or prior to the Closing Date by failing to complete closing in accordance with the terms of this Agreement or in any other respect, then on December 30, 1996, the Deposit shall be paid to Seller by the Escrowee (and Buyer hereby irrevocably directs the Escrowee to make such payment in such circumstance) and the Deposit shall be retained by Seller as liquidated damages. The retention of the Deposit shall be Seller's only remedy in the event of Buyer's default at or prior to the Closing Date, and Seller in such event hereby waives any right, unless closing is completed, to recover the balance of the Purchase

Price. Seller and Buyer agree that the actual damages to Seller in the event of such breach are impractical to ascertain as of the date of this Agreement and the amount of the Deposit is a reasonable estimate thereof. If Seller shall retain the Deposit as liquidated damages, this Agreement shall be and become null and void and all copies will be surrendered to Seller. Nothing in this Paragraph shall limit Seller's rights against Buyer by reason of any indemnity obligations of Buyer to Seller set forth in this Agreement all of which shall survive the termination of this Agreement.

                (b) Seller Default. The term "Event of Seller Default" shall mean the occurrence of the following on the Closing Date: Either (i) Seller shall have intentionally refused to complete closing in accordance with this Agreement when Buyer shall have given written notice to Seller on the Closing Date that Buyer is ready, willing and able to complete closing in accordance with this Agreement and to tender the Purchase Price or (ii) Seller is otherwise in default under this Agreement after Buyer has given written notice to Seller of such default and Seller has failed to cure such default within ten
(10) business days of such default. Except upon the occurrence of the Event of Seller Default, Buyer agrees that Buyer shall not (and hereby waives any right to) ever file or assert any lis pendens against the Premises nor commence or maintain any action against Seller for specific performance under this Agreement nor for a declaratory judgment as to Buyer's rights under this Agreement. If an Event of Seller Default shall occur, Buyer may elect either to enforce this Agreement by an action for specific performance or to receive from Seller the amount of $100,000.00 as liquidated damages, as Buyer's sole and exclusive remedy. Seller and Buyer agree that the actual damages to Buyer in the event of such breach are impractical to ascertain as of the date of this Agreement and the amount of $100,000.00 is a reasonable estimate thereof.

        16.     Notices; Computation of Periods.

                (a) Notices. All notices given by either party to the other shall be in writing and shall be sent either (i) by United States Postal Service registered or certified mail, postage prepaid, return receipt requested, (ii) by nationally recognized overnight courier service for next business day delivery, addressed to the other party at the following addresses listed below or (iii) via telecopier or facsimile transmission to the facsimile numbers listed below, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in the manner specified in clause (ii) above. Addresses and facsimile numbers of the parties are as follows:

                As to Seller:

                c/o GE Investment Corporation
                3003 Summer Street
                P.O. Box 7900
                Stamford, Connecticut 06905
                Attention: Mr. Raymond Owens
                Fax: (203) 326-4169

                with copies at the same time to:

                GE Investment Corporation
                3003 Summer Street
                P.O. Box 7900
                Stamford, Connecticut 06905
                ATTENTION: Michael J. Strone, Esquire
                Fax: (203) 326-2497

                                     and

                Thompson Hine & Flory LLP
                2000 Courthouse Plaza, NE
                Dayton, Ohio 45402
                Attention: Timothy J. Hackert, Esquire
                Fax: (937) 443-6635

                As to Buyer:

                Inland Real Estate Corporation
                2901 Butterfield Road
                Oakbrook, Illinois 60521
                Attention: Mr. Robert Parks
                Fax: (630) 218-4900

                with a copy at the same time to:

                The Inland Real Group, Inc.
                2901 Butterfield Road
                Oakbrook, Illinois 60521
                Attention: Samuel Orticelli, Esquire
                Fax: (630) 218-4900

or to such other address as the respective parties may hereafter designate by notice in writing in the manner specified above. Any notice may be given on behalf of any party by its counsel. Notices given in the manner aforesaid shall be deemed sufficiently served or given for all purposes under this Agreement upon the earliest of (i) actual receipt or refusal by the addressee, or (ii) one business day following the date such notices, demands or requests shall be deposited in any Post Office, or branch Post Office regularly maintained by the United States Government or delivered to the overnight courier service.

                (b) Computation of Periods. If the final day of any period of time in any provision of this Agreement falls upon a Saturday, Sunday or a holiday observed by federally insured banks in the State of Connecticut or the State in which the Premises is located or by the United States Postal Service, then, the time of such period shall be extended to the next day which is not a Saturday, Sunday or holiday. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period is so computed is to be included, unless such last day is a Saturday, Sunday or holiday in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or holiday.

        17.     Fire or Other Casualty.

                (a) Casualty Insurance. Seller agrees to maintain in effect until the Closing Date the fire and extended coverage insurance policies now in effect on the Premises.

                (b) Casualty Damage. If the Premises or the Personal Property shall be damaged by fire or other casualty between the date of this Agreement and the Closing Date and the cost to repair such damage is reasonably estimated by Seller and Buyer to be less than $500,000.00, subject to subparagraph (c) below, the obligation of Buyer to complete closing under this Agreement shall in no way be voided or impaired, and Buyer shall be required to accept the Premises and the Personal Property in their then damaged conditioned without abatement of the Purchase Price. If any such damage or destruction occurs on or after the date of this Agreement, the proceeds of all fire and extended coverage insurance policies attributable to the Premises or the Personal Property received by Seller prior to the Closing Date and not used by Seller for any emergency repair of the Premises and the Personal Property (and Buyer hereby authorizes Seller to use the proceeds for such purpose) shall be disbursed by Seller to Buyer at closing for the express purpose of Buyer using these proceeds for repairing and restoring the Premises; and all unpaid claims under such insurance policies attributable to the Premises and Personal Property shall be assigned by Seller to Buyer on the date of closing, there shall be no reduction in the Purchase Price by reason of such unpaid claim, Buyer shall receive a credit to the Purchase Price in an amount equal to the deductible under such insurance policies allocable to such damage, if any, and Buyer shall reimburse Seller for the cost of any emergency repairs for which Seller has not yet received reimbursement from such proceeds.

                (c) Right of Termination. Notwithstanding any of the preceding provisions of this Paragraph, if the buildings on the Premises shall be damaged by fire or other insured casualty prior to the Closing Date, and the cost to repair such damage is reasonably estimated by Seller and Buyer to be equal to or more than $500,000.00, either Seller or Buyer shall have the right to terminate this Agreement by written notice to the other (unless in the case of Seller's termination, Buyer shall give written notice to Seller within five (5) days of Seller's termination notice that Buyer shall complete closing within fifteen
(15) days after the date of Seller's termination notice). Upon such termination, the Deposit shall be returned by Seller to Buyer, neither party shall have any further rights or obligations hereunder (except the indemnity obligations of Buyer to Seller set forth in this Agreement which shall survive the termination of this Agreement and for any default by Buyer which may have occurred prior thereto), and this Agreement shall be null and void. If Buyer desires to terminate this Agreement pursuant to this subparagraph (c), Buyer must give a written notice of termination to Seller either within ten (10) business days after the earlier of (i) Buyer's learning of the casualty or (ii) Seller's notice to Buyer of the occurrence of the casualty or, in any event, prior to the Closing Date.

        18.     Assignability.

                (a) Limited Assignment. Subject to the further limitations in subparagraph (b) below, this Agreement, and all, but not part, of Buyer's rights under this Agreement, may be assigned by Buyer, without the prior written consent of Seller, to any entity affiliated with the Inland Group, Inc., a Delaware corporation, which is qualified to do business in the State of Illinois, so long as there is no payment for such assignment; provided, however, that such assignment shall not release or relieve Buyer of and from any liability or obligation under this Agreement, and Buyer shall continue to be primarily liable to Seller under this Agreement. No such assignment shall be effective, however, unless and until Buyer shall have furnished to Seller (i) an executed copy of the assignment plus a written assumption agreement, in form satisfactory to Seller, by the assignee to assume, perform and be responsible, jointly and severally with the Buyer named herein, for the performance of all of the obligations of Buyer under this Agreement and to pay all additional transfer or documentary taxes imposed as a result of such assignment, and which contains a representation by the assignee that all of the representations and warranties made by Buyer in this Agreement are true and correct with respect to the assignee as of the date of the assumption agreement, and (ii) such information as Seller may reasonably request to confirm that no payment has made for such assignment. Seller shall have the right to rely in good faith on the genuiness and validity of the notice from Buyer of an assignment and to convey the Premises to the assignee without liability to Buyer or any other person. Buyer shall indemnify and save Seller harmless from and against any such liability in connection with such conveyance to the assignee.

                (b) Prohibited Assignments. Notwithstanding the foregoing provisions of subparagraph (a), Buyer shall have no right to assign this Agreement (i) to any entity owned or controlled by an employee benefit plan if Seller's sale of the Premises to such entity would, in the reasonable judgment of Seller or Seller's counsel, either create, otherwise cause, or raise a material question as to whether it would create or otherwise cause, a "prohibited transaction" under ERISA; (ii) to any person, or to any entity which has as a direct or indirect owner or partial owner a person with a criminal record, currently under a criminal indictment or who is not of good moral character.

                (c) Successors and Assigns. Except as provided in subparagraph
(a), Buyer may not assign or suffer an assignment of this Agreement and its rights under this Agreement, without the prior written consent of Seller, which consent Seller may deny in its sole and absolute discretion. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of Seller and Buyer.

        19.     Inspection Period.

                (a) Right to Inspect. Buyer, and Buyer's agents and representatives, shall have the right, from time to time, between the date of this Agreement and December 24, 1996 ("Inspection Period"), during normal business hours, to enter upon the Premises for the purpose of inspection of the physical condition of the Premises (including a Phase I environmental assessment report and a structural engineering report), testing of machinery and equipment, taking of measurements and generally for the reasonable ascertainment of the physical condition of the Premises; provided, however, that Buyer shall (i) give Seller at least two (2) business days prior written notice of the time and place of such entry and permit a representative of Seller to accompany Buyer; (ii) restore any damage to the Premises or any adjacent property caused by such actions; (iii) indemnify, defend and save Seller and, as the case may be, its partners, trustees, shareholders, directors, officers, employees and agents harmless of and from any and all liabilities which Seller and its partners, trustees, shareholders, directors, officers, employees and agents may suffer by reason of such entry and such activities; (iv) not enter into any tenant's leased premises or communicate with any tenant without Seller's prior written consent; and (v) prior to entry onto the Premises, furnish Seller with a certificate of general liability and property damage insurance maintained by Buyer with single occurrence coverage of at least $2,000,000 and naming Seller and its management agent as additional insureds. All such inspection rights shall be subject to the rights of tenants under the Existing Leases.

                (b) No Liens Permitted. Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Seller, express or implied by inference or otherwise, to any party for the performance of any labor or the furnishing of any materials to the Premises or any part thereof, nor as giving Buyer any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any liens against the Premises or any part thereof.

                (c) Right of Termination. If Buyer determines that it is not satisfied with any aspect of the condition of the Premises as a result of Buyer's inspection (including, without limitation, the deliveries by Seller pursuant to Section 11), Buyer shall have the right to terminate this agreement by giving Seller written notice ("Termination Notice") on or prior to the end of the Inspection Period. Upon giving the Termination Notice, except as set forth in the following sentence, this Agreement shall immediately terminate (except for the indemnity obligations of Buyer to Seller under this Agreement which shall survive termination of this Agreement) and the Deposit shall be returned to Buyer, as Buyer's sole and exclusive remedy. The Termination Notice may set forth the reason for such termination and Buyer's suggested method, timing, cost and means to cure such deficiencies, and in the event the Termination Notice sets forth the reason for such termination, this Agreement shall not be immediately terminated if Seller shall have given, at Seller's option within ten (10) days after Seller's receipt of the Termination Notice, written notice to Buyer that Seller elects to cure such specified items and Seller shall have the right to postpone the Closing Date up to thirty (30) days to effectuate such cure. Buyer's failure to deliver the Termination Notice on or before the expiration of the Inspection Period shall be deemed a waiver of Buyer's right to terminate this Agreement under this Section 19 or by reason of the physical condition of the Premises.

        20.     Condemnation.

                (a) Immaterial Taking. If any part of the Premises shall be taken by exercise of the power of eminent domain after the date of this Agreement and such taking (i) does not materially interfere with the use of the Premises for the purposes for which it is currently used or (ii) does not have a material adverse affect on the income from the Premises, this Agreement shall continue in full force and effect and there shall be no abatement of the Purchase Price. Seller shall be relieved, however, of its duty to convey title to the portion so taken, but Seller shall, on the Closing Date, assign to Buyer all rights and claims to any awards arising therefrom as well as any money theretofore received by Seller on account thereof, net of any expenses to Seller, including attorney's fees of collecting the same. Seller shall promptly furnish Buyer with a copy of the declaration of taking property after Seller's receipt thereof.

                (b) Material Taking. If any such taking of a portion of the Premises materially interferes with the use of the Premises for the purposes for which it is currently used or has a material adverse affect on the income from the Premises, either Seller or Buyer may terminate this Agreement by written notice to the other party. Upon the giving of such termination notice, this Agreement shall become null and void except for the indemnity obligations of Buyer to Seller set forth in this Agreement which will survive termination of this Agreement, and all executed counterparts of this Agreement shall be returned to Seller.

        21. Brokers. Buyer represents and warrants to Seller that Buyer has dealt with no broker or other intermediary in connection with this transaction or the Premises other than MidAmerican Real Estate and Tanguay-Burke-Stratton (collectively, the "Disclosed Broker"). If any broker or other intermediary other than the Disclosed Broker claims to have dealt with Buyer in connection with this transaction or the Premises, to have introduced the Premises to Buyer for sale, or to have been the inducing cause to the sale, Buyer shall indemnify, defend and save Seller harmless of and from any claim for commission or compensation by such broker or other intermediary. In consideration of the foregoing, Seller agrees to pay all brokerage commissions due to the Disclosed Broker if, as and when closing of the sale of the Premises is completed, and Buyer shall have no liability or obligation in connection therewith.

        22.     CONDITION OF PREMISES.

                (A) NO WARRANTIES. THE ENTIRE AGREEMENT BETWEEN THE SELLER AND BUYER WITH RESPECT TO THE PREMISES AND THE PERSONAL PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT. THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH AND STIPULATED IN THIS AGREEMENT. WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PREMISES, THE PERSONAL PROPERTY, THE EXISTING LEASES AND ASSIGNED EXISTING AGREEMENTS, OR WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT THE PREMISES, THE PERSONAL PROPERTY, THE EXISTING LEASES AND ASSIGNED EXISTING AGREEMENTS HAVE BEEN PURCHASED BY BUYER IN AN "AS IS" AND "WHERE IS" CONDITION AND WITH ALL EXISTING DEFECTS AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY (EXCEPT AS EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT)

AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PREMISES OR THE PERSONAL PROPERTY OR THE AREAS SURROUNDING THE PREMISES, AS TO ANY MATTER, INCLUDING WITHOUT LIMITATION AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH. BUYER ACKNOWLEDGES THAT NEITHER SELLER, OR ANY AGENT OR EMPLOYEE OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED, EXCEPT FOR THE REPRESENTATIONS OF SELLER, IF ANY, EXPRESSLY SET FORTH IN THIS AGREEMENT. THIS PARAGRAPH SHALL SURVIVE CLOSING, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE SALE OF THE PREMISES AND THE PERSONAL PROPERTY.

                (b) CHANGE OF CONDITIONS. BUYER SHALL ACCEPT THE PREMISES AND THE PERSONAL PROPERTY AT THE TIME OF CLOSING IN THE SAME CONDITION AS THE SAME ARE AS OF THE END OF THE INSPECTION PERIOD, AS SUCH CONDITION SHALL HAVE CHANGED BY REASON OF WEAR AND TEAR, DAMAGE BY FIRE OR OTHER CASUALTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER SPECIFICALLY ACKNOWLEDGES THAT THE FACT THAT ANY PORTION OF THE PREMISES OR THE PERSONAL PROPERTY OR ANY EQUIPMENT OR MACHINERY THEREIN OR ANY PART THEREOF MAY NOT BE IN WORKING ORDER OR CONDITION AT THE CLOSING DATE BY REASON OF WEAR AND TEAR OR DAMAGE BY FIRE OR OTHER CASUALTY, OR BY REASON OF ITS PRESENT CONDITION, SHALL NOT RELIEVE BUYER OF ITS OBLIGATION TO COMPLETE CLOSING UNDER THIS AGREEMENT AND PAY THE FULL PURCHASE PRICE.

                (c) Condition of Delivery. Seller has no obligation to deliver the Premises in a "broom clean" condition if it is currently not in "broom clean" condition, and at closing Seller may leave in the Premises all items of personal property and equipment, partitions and debris as are now presently therein.

                (d) Seller Repairs. Between the date of the execution of this Agreement and the Closing Date, Seller shall perform all customary repairs to the Premises and the Personal Property as Seller has customarily previously performed to maintain them in the same condition as they are as of the date of the end of the Inspection Period, as said condition shall be changed by wear and tear, damage by fire or other casualty.

                (e) RELEASE. WITHOUT LIMITING THE PROVISIONS OF SUBPARAGRAPH
(a) ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUYER HEREBY RELEASES SELLER AND (AS THE CASE MAY BE) SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEY'S FEES WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR

UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE "CLAIMS") ARISING FROM OR RELATING TO (i) ANY DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PREMISES WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PREMISES WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE PREMISES IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER'S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER'S COUNSEL. THIS PARAGRAPH SHALL NOT APPLY TO ANY BREACH OF ANY REPRESENTATION BY SELLER UNDER THIS AGREEMENT.

                (f) Seller Reports. Buyer acknowledges that Seller makes no warranties or representations regarding the adequacy, accuracy or completeness of Seller's environmental and engineering reports (collectively the "Reports") or other documents relating to the Reports, and Buyer shall have no claim against Seller based upon the Reports or such other documents relating to the Reports. Buyer further acknowledges that Buyer has had full opportunity to perform such environmental and engineering investigations as Buyer deems appropriate prior to entering into this Agreement or shall have such opportunity during the Inspection Period, and Buyer obtained or shall obtain its own environmental and engineering reports of the Premises. If no Event of Seller Default has occurred, Buyer agrees to provide Seller, upon the Closing Date or within ten (10) days after termination of this Agreement, with copies of all environmental and engineering reports ordered by Buyer with respect to the Premises.

                (g) Effect of Disclaimers. Buyer acknowledges and agrees that the Purchase Price has been negotiated to take into account that the Premises and Personal Property are being sold subject to the provisions of Section 22 of this Agreement and that Seller would have charged a higher purchase price if the provisions in this Section 22 were not agreed upon by Buyer.

        23.     Survival of Provisions.

                (a) Acceptance by Buyer of the Deed at closing shall constitute an acknowledgment by Buyer of full performance by Seller of all of Seller's obligations under this Agreement.

                (b) Buyer's obligations under this Agreement as shall possibly imply performance or observance after the Closing

Date shall survive closing, notwithstanding any presumption to the contrary; without in any manner limiting the generality of the foregoing provisions of this sentence, the obligations of Buyer under Paragraphs 5(c), 6(a), 6(b), 9(b), l9(a), 21, and 22(e) above shall survive closing. Notwithstanding any provision to the contrary set forth in this Agreement, the warranties and representations of Buyer set forth in Sections 12(a) and 12(b) shall not survive closing.

                (c) (i) Notwithstanding any provision to the contrary set forth in this Agreement, the warranties and representations of Seller set forth in Sections 5(a), 9(a), lO(a)(iv) but only with respect to the Existing Leases of or which a Tenant Estoppel Certificate is not delivered, and l0(a)(v) (all herein called the "Surviving Warranties") shall survive closing under this Agreement for a period of only six (6) months, and the warranties and representations of Seller set forth in Sections l0(a)(i), l0(a)(ii), l0(a)(iii), and l0(a)(iv) with respect to Existing Leases for which a Tenant Estoppel Certificate is delivered (all herein called the "Non-Surviving Warranties") shall not survive closing.

                        (ii) If Buyer determines that any of the Surviving Warranties or any of the Non-Surviving Warranties are breached prior to the Closing Date, Buyer's sole right and remedy shall be to terminate this Agreement by giving to Seller written notice of such termination prior to the closing. If Buyer fails to give such written termination notice to Seller within such time period, Buyer shall be deemed to have waived any right or remedy (including, without limitation, any right under this Agreement to terminate this Agreement) against Seller by reason of the breach of such warranty.

                        (iii) Seller shall have no liability to Buyer by reason of a breach or default of any of the Surviving Warranties, unless Buyer shall have given to Seller written notice ("Warranty Notice") of such breach or default within twelve (12) months of the Closing Date, and shall have given to Seller an opportunity to cure any such breach or default within a reasonable period of time after Buyer's learning of such breach of warranty. In no event shall Seller's liability to Buyer by reason of a breach or default of any of the Surviving Warranties exceed the total aggregate amount of $1,630,000.00. Any litigation to enforce any Surviving Warranty must be commenced within three
(3) months from the date of the Warranty Notice, and if not commenced within such time period, Buyer shall be deemed to have waived its claims for such breach or default.

                        (iv) Buyer shall, prior to the Closing Date, make its own independent investigation and determination as to the truth and accuracy of the Non-Surviving Warranties. If Buyer shall complete closing under this Agreement, Buyer shall be deemed to have conclusively determined that the Non-Surviving Warranties are true and correct, and Buyer shall be deemed to have waived any claim against Seller by reason of a breach of any of the Non-Surviving Warranties. If Buyer shall determine on or prior to the Closing Date that any of the Non-Surviving Warranties shall have been breached or are in default, Buyer's sole right and remedy shall be to terminate this Agreement by written notice to Seller on or before the Closing Date. In the event Buyer terminates this Agreement pursuant to any of the provisions set forth above in this subparagraph, this Agreement shall be and become null and void (except the indemnity obligations of Buyer to Seller set forth in this Agreement shall survive the termination of this Agreement), neither Buyer nor Seller shall have any further rights nor obligations hereunder, the Deposit shall be returned to Buyer and all copies of this Agreement shall be returned to Seller.

        24.     Miscellaneous.

                (a) Captions or Headings; Interpretation. The captions or headings of the Paragraphs and subparagraphs of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement. Wherever in this Agreement the singular number is used, the same shall include the plural and vice versa and the masculine gender shall include the feminine gender and vice versa as the context shall require.

                (b) Amendments and Waivers. No change, alteration, amendment, modification or waiver of any of the terms or provisions of this Agreement shall be valid, unless the same shall be in writing and signed by Buyer and Seller.

                (c) No Rule of Construction. This Agreement has been negotiated at arms length by both Seller and Buyer, and no rule of construction shall be invoked against either party with respect to the authorship thereof or of any of the documents to be delivered by the respective parties at the closing.

                (d) Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one agreement.

                (e) Applicable Law. This Agreement shall be governed and construed according to the laws of the State of Illinois.

                (f) Right to Waive Conditions or Contingency. Either party may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such term or condition.

                (g) Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, at any time or to any extent, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

                (h) Confidentiality. Seller and Buyer agree to keep this Agreement confidential and not make any public announcements or disclosures with respect to the subject matter of this Agreement without the written consent of the other party. This provision shall survive Closing.

                (i) Agreement Not To Be Recorded. This Agreement shall not be filed of record by or on behalf of Buyer in any office or place of public record. If Buyer fails to comply with the terms hereof by recording or attempting to record this Agreement or a notice thereof, such act shall not operate to bind or cloud the title to the Premises. Seller shall, nevertheless, have the right forthwith to institute appropriate legal proceedings to have the same removed from record. If Buyer or any agent, broker or counsel acting for Buyer shall cause or permit this Agreement or a copy thereof to be filed in an office or place of public record, Seller, at its option, and in addition to Seller's other rights and remedies, may treat such act as a default of this Agreement on the part of Buyer. However, the filing of this Agreement in any lawsuit or other proceedings in which such document is relevant or material shall not be deemed to be a violation of this Paragraph.

                (j) Waiver of Tender of Deed and Purchase Monies. The tender of an executed Deed by Seller and the tender by Buyer of the portion of the Purchase Price payable at closing are hereby mutually waived; but nothing herein contained shall be construed as a waiver of Seller's obligation to deliver the Deed and/or of the concurrent obligation of Buyer to pay the Purchase Price payable at closing.

                (k) Time of the Essence. Time, wherever specified herein for the performance by Seller or Buyer of any of their respective obligations hereunder, is hereby made and declared to be of the essence of this Agreement.

                (l) SEC Audit Requirement. Seller acknowledges that Buyer has advised Seller that Buyer is required by the applicable regulations of the Securities and Exchange Commission to obtain an audit of the operation of the Premises prior to the acquisition of the Premises, that Buyer will obtain the audit from KMPG Peat Marwick and that Seller or the property manager for the Premises for Seller will be required to represent to such auditor to the effect that the books and records for the Premises "fairly and accurately represent in all material respects the operation of the Premises." Seller will provide to such auditor a representation to such effect reasonably acceptable to Seller and such auditor; Buyer waives any claim against Seller or the property manager for the Premises for Seller if such representation is not true or correct.

        25. ERISA. Seller and Buyer hereby agree that if the transactions contemplated by this Agreement are non-exempt prohibited transactions under
Section 406 of ERISA Seller shall not be obligated to sell the Premises to Buyer. Within five (5) days from the date of this Agreement, Buyer shall provide to Seller all information on the ownership of Buyer necessary or desirable to enable Seller to determine whether the sale of the Premises will be a non-exempt prohibited transaction. If Buyer fails to provide such information, or if such information provided to Seller indicates, in Seller's reasonable judgment, that the transactions contemplated hereby are, or raises a material question whether it may be, prohibited under the foregoing provisions of ERISA, Seller may, at its option exercised within ten (10) business days after receipt of all such information from Buyer requested by Seller, terminate this Agreement by written notice thereof to Buyer, whereupon Buyer shall be entitled to the return of the Deposit, and upon such termination and return of the Deposit, Buyer and Seller shall thereafter have no further liability or obligations hereunder, or otherwise, and this Agreement shall be deemed of no further force or effect, except that the indemnity obligations of Buyer to Seller set forth in this Agreement shall survive such termination.

        26. Limited Liabilitv. The obligations of Seller under this Agreement or directly or indirectly arising out of this Agreement shall be limited solely to Seller's interest in the Premises and Personal Property, and neither Buyer nor any one else claiming by or through Buyer shall have any claim against any other asset of Seller or any partner of Seller.

             IN WITNESS WHEREOF, the parties hereto, intending legally to be bound hereby, have executed this Agreement as of the date first above written.


SELLER:                                                  BUYER:
-------                                                  ------

LANSING SQUARE RPFII LIMITED                             INLAND REAL ESTATE
PARTNERSHIP,                                             CORPORATION,
a Delaware limited partnership                           a Maryland corporation

By: Lansing Square RPFII Realty
    Corporation, its general                             By:
    partner                                                 --------------------
                                                         Name:
                                                         Title:
By: Raymond L. Owens
    ----------------------
    Name: Raymond L. Owens
    Title: Vice President
property manager for the Premises for Seller if such representation is not true or correct.

        25. ERISA. Seller and Buyer hereby agree that if the transactions contemplated by this Agreement are non-exempt prohibited transactions under
Section 406 of ERISA Seller shall not be obligated to sell the Premises to Buyer. Within five (5) days from the date of this Agreement, Buyer shall provide to Seller all information on the ownership of Buyer necessary or desirable to enable Seller to determine whether the sale of the Premises will be a non-exempt prohibited transaction. If Buyer fails to provide such information, or if such information provided to Seller indicates, in Seller's reasonable judgment, that the transactions contemplated hereby are, or raises a material question whether it may be, prohibited under the foregoing provisions of ERISA, Seller may, at its option exercised within ten (10) business days after receipt of all such information from Buyer requested by Seller, terminate this Agreement by written notice thereof to Buyer, whereupon Buyer shall be entitled to the return of the Deposit, and upon such termination and return of the Deposit, Buyer and Seller shall thereafter have no further liability or obligations hereunder, or otherwise, and this Agreement shall be deemed of no further force or effect, except that the indemnity obligations of Buyer to Seller set forth in this Agreement shall survive such termination.

        26. Limited Liability. The obligations of Seller under this Agreement or directly or indirectly arising out of this Agreement shall be limited solely to Seller's interest in the Premises and Personal Property, and neither Buyer nor any one else claiming by or through Buyer shall have any claim against any other asset of Seller or any partner of Seller.

           IN WITNESS WHEREOF, the parties hereto, intending legally to be bound hereby, have executed this Agreement as of the date first above written.


SELLER:                                                 BUYER:
-------                                                 ------
LANSING SQUARE RPFII LIMITED                            INLAND REAL ESTATE
PARTNERSHIP,                                            CORPORATION,
a Delaware limited partnership                          a Maryland corporation

By: Lansing Square RPFII Realty
    Corporation, its general                            By:[signature]
    partner                                                ---------------------
                                                        Name:
By:                                                     Title: Agent
   ----------------------------
Name:
Title:

                                 EXHIBIT "A"
                                 -----------

                        LEGAL DESCRIPTION OF PREMISES
                        -----------------------------

                THE NORTH HALF OF THE SOUTH HALF OF THE
                SOUTHWEST QUARTER (EXCEPT THE EAST 20 ACRES
                THEREOF) OF SECTION 30, TOWNSHIP 36 NORTH,
                RANGE 15, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, (EXCEPT THOSE PARTS TAKEN OR DEDICATED FOR STREETS AND HIGHWAYS), IN COOK COUNTY, ILLINOIS.

                                 EXHIBIT "B"
                                 -----------

                          LIST OF PERSONAL PROPERTY
                          -------------------------

1.      Miscellaneous Christmas Decorations

                                 EXHIBIT "C"
                                 -----------

                               TITLE OBJECTIONS
                               ----------------


1. Taxes and assessments which are a lien, but which are not yet billed, or are billed but are not yet due and payable.

2. Any laws, regulations or ordinances (including, but not limited to, zoning, building and environmental matters) as to the use, occupancy, subdivision or improvement of the Premises adopted or imposed by any governmental agency.

3. State of facts which are shown on the Survey to which no objection is made in the Title Notice.

4.      Easements pursuant to the document recorded as number 91678318.

5.      Easements pursuant to the document recorded as number 91492119.

                                 EXHIBIT "D"

                           LIST OF EXISTING LEASES
                           -----------------------


1. Lease Agreement dated June 25, 1995 between Lansing Square RPFII Limited Partnership and Ameritech Mobile Communications, Inc.

2. Lease Agreement dated August 18, 1995 between Lansing Square RPFII Limited Partnership and Baby Superstore, Inc.

3. Lease Agreement dated September 20, 1991 between WR Lansing Limited Partnership and Blockbuster Videos, Inc., as amended by Amendment dated December 12, 1991 and Second Amendment dated November 22, 1996, as assigned to Lansing Square RPFII Limited Partnership.

4. Lease Agreement dated September 16, 1991 between WR Lansing Limited Partnership and Prima Limited Partnership d/b/a Cost Cutters, as amended by Letter Agreement dated April 19, 1996, and as assigned to Lansing Square RPFII Limited Partnership.

5. Lease Agreement dated May 1, 1996 between Lansing Square RPFII Limited Partnership and John Heintz, Lois Heintz, Mike McCreight and Elena McCreight.

6. Lease Agreement dated August 28, 1995 between Lansing Square RPFII Limited Partnership and M&M Bagels, Inc.

7. Lease Agreement dated May 29, 1996 between Lansing Square RPFII Limited Partnership and Little Minds, Inc.

8. Lease Agreement dated September 7, 1993 between WR Lansing Limited Partnership and Norwest Financial, Inc., as assigned to Lansing Square RPFII Limited Partnership.

9. Lease Agreement dated February 7, 1992 between WR Lansing Limited Partnership and Gayapri, Inc., as assigned to Lansing Square RPFII Limited Partnership.

10. Lease Agreement dated October 20, 1996 between Lansing Square RPFII Limited Partnership and Happiness is Pets of Lansing, Inc.

11. Lease Agreement dated October 21, 1996 between Lansing Square RPFII Limited Partnership and Paulan Properties d/b/a Papa Johns Pizza.

12. Lease Agreement dated July 23, 1991 between WR Lansing Limited Partnership and OfficeMax, Inc., as amended by First Amendment to Lease dated November 15, 1995, and as assigned to Lansing Square RPFII Limited Partnership.

13. Lease Agreement dated May 29, 1992 between WR Lansing Limited Partnership and Pappy's Inc., as amended by an Assignment & Assumption of Lease dated June 8, 1995, and as assigned to Lansing Square RPFII Limited Partnership.



14. Lease Agreement dated August 18, 1995 between Lansing Square RPFII Limited Partnership and Racers Row, Ltd.



15. Lease Agreement dated January 29, 1991 between WR Lansing Limited Partnership and Sterling Visions Shops, Inc., as assigned to Lansing Square RPFII Limited Partnership.



16. Lease Agreement dated November 1, 1991 between WR Lansing Limited Partnership and Wolf Camera, Inc., as assigned to Lansing Square RPFII Limited Partnership.



17. Lease dated January 29, 1991 between WR Lansing Limited Partnership and PACE Membership Warehouse, Inc., as amended by First Amendment dated July 24, 1991 and by Second Amendment dated May 13, 1991, as assigned by Assignment and Assumption of Lease; Right of First Refusal (undated) between PACE Membership Warehouse, Inc. and Wal-Mart Stores, Inc. and pursuant to Notice of Assignment dated September 13, 1996, as assigned to Lansing Square RPFII Limited Partnership.

                                 EXHIBIT "E"

                         List of Existing Agreements

1. Monitoring Agreement dated February 9, 1995 between Pyramid Alarm, Inc. and Lansing Square RPFII Limited Parternship (Blockbuster, 17601 Torrence Avenue, Lansing, Illinois).

2.   Monitoring Agreement dated February 9, 1995 between Pyramid Alarm,
     Inc. and Lansing Square RPFII Limited Partnership (Building A, 17627-17669 Torrence Avenue, Lansing, Illinois).

3.   Monitoring Agreement dated February 9, 1995 between Pyramid Alarm,
     Inc. and Lansing Square RPFII Limited Partnership (17675 Torrence Avenue, Lansing, Illinois).

4. Service Contract dated September 19, 1996 between Tanguay-Burke-Stratton Property Management Company and Arctic Snow & Ice Control, Inc.

5.   Parking Lot Sweeping and Site Maintenance Contract dated April 30,
     1996 between Tanguay-Burke-Stratton Property Management Company, Inc. and Professional Cleaning Co., Inc.

6. Contingent Fee Agreement dated September 24, 1996 between Lansing Square RPFII Limited Partnership and O'Keefe, Ashenden, Lyons & Ward.

7. Service Agreement (undated) between Lansing Square RPFII Limited Partnership and Homewood Disposal Service, Inc.

                                  EXHIBIT "F"

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made as of this __________ day of December, 1996, by LANSING SQUARE RPFII LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignor"), and ____________ ("Assignee").

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1. Assignor hereby assigns to Assignee all of Assignor's interest in and to those leases set forth on Exhibit A hereto (the "Leases") and those contracts set forth on Exhibit B hereto (the "Contracts").

        2. Assignee hereby accepts the assignment set forth in Section 1 hereof and hereby agrees to assume all of Assignor's obligations under the Leases and the Contracts, and shall perform, discharge, fulfill and observe all terms, obligations, covenants, conditions and provisions of landlord or assignor, as the case may be, in each case arising from or after the date hereof.

        3. Assignee agrees to save and hold Assignor harmless from any and all expenses, charges, claims and liabilities (including without limitation reasonable attorneys' fees) incurred by Assignor arising under the Leases or the Contracts as a result of any action or omission of Assignee from and after the date hereof.

        4. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

        5. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and all the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Assignment on this the day and date first above written.

ASSIGNOR                                           ASSIGNEE

LANSING SQUARE RPFII                                [NAME]
 LIMITED PARTNERSHIP,
 a Delaware limited partnership

By: LANSING SQUARE RPFII REALTY
    CORPORATION, a Delaware                        By:
    corporation, General Partner                      -------------------------
                                                      Name:
    By:                                               Title:
       --------------------------
    Name:
    Title:

Exhibit A -- List of Existing Leases
Exhibit B -- List of Existing Agreements

                                 EXHIBIT "G"


        Tenants for Which Tenant Estoppel Certificates are Required


                1.  Sam's Wholesale Club #6489

                2.  Office Max, Inc. #064/Furniture Max

                3.  Baby Superstore, Inc.

                4.  Blockbuster Videos

                5. Tenants under other Existing Leases for not less than 15,200 square feet of space

                                 EXHIBIT "H"

                         TENANT ESTOPPEL CERTIFICATE


To:      _______________________ ("Landlord")
               and
         _______________________ ("Buyer")

Re:     Property Address:____________________________
        Lease Date:__________________________________
        Between ________________________, Landlord and
        ___________________________, Tenant
        Square Footage Leased:_______________________
        Suite No.:___________________________________
        Floor:_______________________________________


        The undersigned Tenant under the above-referenced lease ("Lease"), certifies to Landlord and Buyer the following:

        1) The above-described lease has not been cancelled, modified, assigned, extended or amended except _______________________.

        2) Rent has been paid to the first day of the current month and all additional rent has been paid and collected in a current manner. There is no prepaid rent except $ _________, and the amount of the security deposit is $____________________ .

        3) Tenant took possession of the leased premises on _______________, 199_ and commenced to pay rent on ________________, 199_. Rent is currently payable in the amount of $____________ monthly exclusive of Tenant's share of taxes and operating expenses.

        4) The Lease terminates on __________, 199_ subject to any renewal option(s) set forth in the Lease.

        5) All work to be performed for Tenant under the Lease has been performed as required and has been accepted by Tenant, except
             ______________________________.

        6) The Lease is: (a) in full force and effect; (b) [to Tenant's actual knowledge] free from default; and (c) [to Tenant's actual knowledge] Tenant has no claims against the Landlord or offsets against rent.

        7) The undersigned has received no notice of prior sale, transfer or assignment, hypothecation or pledge of the Lease or of the rents received therein, except _______________________.

        8) The undersigned has no other interest in any other part of the building of which the premises form a part or to any personal property appurtenant thereto or used in connection therewith except _______________________.

        9) The undersigned has no right or option pursuant to the said lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.

        10) There are no other agreements written or oral between the undersigned and the Landlord with respect to the Lease and/or the leased premises and building.

        11) The statements contained herein may be relied upon by the Landlord and by any prospective purchaser of the property of which the premises is a part and its mortgage lender.

        If a blank in this document is not filled in, the blank will be deemed to read "none".

        If Tenant is a corporation, the undersigned signatory is a duly appointed Officer of the corporation.

        Dated this  ___ day of _____________, 199 _ .


                               Tenant: _________________________________

                               By: _____________________________________


NOTE: TO THE EXTENT A TENANT LEASE DOES NOT REQUIRE A TENANT TO CERTIFY TO CERTAIN OF THESE ITEMS, THOSE ITEMS NEED NOT BE INCLUDED IN SUCH TENANT'S ESTOPPEL CERTIFICATE.

DEED IN TRUST - QUIT CLAIM                      EXHIBIT "I-1"

THIS INDENTURE, WITNESSETH,
THAT THE GRANTOR,


of the County of         and
State of        , for and in
consideration of the sum of
                     Dollars
($              ) in hand paid,
and of other good and valuable
considerations, receipt of
which is hereby duly
acknowledged,* convey and
QUIT-CLAIM unto AMERICAN
NATIONAL BANK AND TRUST
COMPANY OF CHICAGO, a National      (Reserved for Recorders Use Only)
Banking Association whose         --------------------------------------
address is 33 N. LaSalle St.,     *pursuant to authority given by the
Chicago, Illinois, as Trustee     Board of Directors of said corporation
under the provisions of a
certain Trust Agreement
dated the          day of                         , and known as Trust
Number        , the following
described real estate
situated in
County, Illinois, to wit:


                        SEE ATTACHED LEGAL DESCRIPTION


Commonly Known As ___________________________________

Property Index Number _______________________________

         TO HAVE AND TO HOLD the said real estate with the appurtenances, upon the trusts, and for the uses and purposes herein and is said Trust Agreement set forth.

         THE TERMS AND CONDITIONS APPEARING ON THE REVERSE SIDE OF THIS INSTRUMENT ARE MADE A PART HEREOF.

        And the said grantor    hereby expressly waive     and release     any
and all right or benefit under and by virtue of any and all statutes of the State of Illinois, providing for exemption or homesteads from sale on execution or otherwise.
        In Witness Whereof, said Grantor has caused its corporate seal to be hereto affixed, and has caused its name to be signed to these presents by its ____ President, and attested by its _______________ Secretary, this ________ day of __________, 19__.


                     __________________________________________________________
  IMPRESS                                   (NAME OF CORPORATION)
CORPORATE SEAL       BY:
    HERE             ----------------------------------------------------------
                                                                   PRESIDENT
                     ATTEST:
                     ----------------------------------------------------------
                                                                   SECRETARY

       State of Illinois, County of _________ ss. I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that _________ personally known to me to be the ______________
       President of the


                   corporation, and __________________ personally known to me to be the ________________ Secretary of said corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such _________ President and _____________ Secretary, they signed and delivered the said instrument and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of ____________ of said corporation, as their free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.


       Given under my hand and official seal, this _________ day of _____
       19__.

       Commission expires ________________ 19__  _________________________
                                                        NOTARY PUBLIC
Prepared By:
________________________________________________________________________________
             American National Bank and Trust Company of Chicago
MAIL TO:                           Box 221

        Full power and authority is hereby granted to said Trustee to improve, manage, protect and subdivide said real estate or any part thereof, to dedicate parks, streets, highways or alleys, to vacate any subdivision or part thereof, and to resubdivide said real estate as often as desired, to contract to sell, to grant options to purchase, to sell on any terms, to convey either with or without consideration, to convey said real estate or any part thereof to a successor or successors in trust and to grant to such successor or successors in trust all of the title, estate, powers and authorities vested in said Trustee, to donate, to dedicate, to mortgage, pledge or otherwise encumber said real estate, or any part thereof, to lease said real estate, or any part thereof, from time to time, in possession or reversion, by leases to commence in present or in future, and upon any terms and for any period or periods of time, not exceeding in the case of any single demise the term of 198 years, and to renew or extend leases upon any terms and for any period or periods of time and to amend, change or modify leases and the terms and provisions thereof at any time or times hereafter, to contract to make leases and to grant options to lease and options to renew leases and options to purchase the whole or any part of the reversion and to contract respecting the manner of fixing the amount of present or future rentals, to partition or to exchange said real estate, or any part thereof, for other real or personal property, to grant easements or charges of any kind, to release, convey or assign any right title or interest in or about or easement appurtenant to said real estate or any part thereof, and to deal with said real estate and every part thereof in all other ways and for such other considerations as it would be lawful for any person owning the same to deal with the same, whether similar to or different from the ways above specified, at any time or times hereafter.

        In no case shall any party dealing with said Trustee, or any successor in trust in relation to said real estate, or to whom said real estate or any part thereof shall be conveyed, contracted to be sold, leased or mortgaged by said Trustee, or any successor in trust, be obliged to see to the application of any purchase money, rent or money borrowed or advanced on said real estate, or be obliged to see that the terms of this trust have been complied with, or be obliged to inquire into the authority, necessity or expediency of any act of said Trustee, or be obliged or privileged to inquire into any of the terms of said Trust Agreement; and every deed, trust deed, mortgage, lease or other instrument executed by said Trustee, or any successor in trust, in relation to said real estate shall be conclusive evidence in favor of every person (including the Registrar of Titles of said county) relying upon or claiming under any such conveyance, lease or other instrument, (a) that at the time of the delivery thereof the trust created by this Indenture and by said Trust Agreement was in full force and effect, (b) that such conveyance or other instrument was executed in accordance with the trusts, conditions and limitations contained in this Indenture and in said Trust Agreement or in all amendments thereof, if any, and binding upon all beneficiaries thereunder, (c) that said Trustee, or any successor in trust, was duly authorized and empowered to execute and deliver every such deed, trust deed, lease, mortgage or other instrument and (d) if the conveyance is made to a successor or successors in trust, that such successor or successors in trust have been properly appointed and are fully vested with all the title, estate, rights, powers, authorities, duties and obligations of its, his or their predecessor in trust.

        This conveyance is made upon the express understanding and condition that neither American National Bank and Trust Company of Chicago, individually or as Trustee, nor its successor or successors in trust shall incur any personal liability or be subjected to any claim, judgment or decree for anything it or they or its or their agents or attorneys may do or omit to do in or about the said real estate or under the provisions of this Deed or said Trust Agreement or any amendment thereto, or for injury to person or property happening in or about said real estate, any and all such liability being hereby expressly waived and released. Any contract, obligation or indebtedness incurred or entered into by the Trustee in connection with said real estate may be entered into by it in the name of the then beneficiaries under said Trust Agreement as their attorney-in-fact, hereby irrevocably appointed for such purposes, or at the election of the Trustee, in its own name, as Trustee of an express trust and not individually (and the Trustee shall have no obligation whatsoever with respect to any such contract, obligation, or indebtedness except only so far as the trust property and funds in the actual possession of the Trustee shall be applicable for the payment and discharge thereof.) All persons and corporations whomsoever and whatsoever shall be charged with notice of this condition form the date of the filing for record of this Deed.

        The interest of each and every beneficiary hereunder and under said Trust Agreement and of all persons claiming under them or any of them shall be only in the earnings, avails and proceeds arising from the sale or any other disposition of said real estate, and such interest is hereby declared to be personal property, and no beneficiary hereunder shall have any title or interest, legal or equitable, in or to said real estate as such, but only an interest in earnings, avails and proceeds thereof as aforesaid, the intention hereof being to vest in said American National Bank and Trust Company of Chicago the entire legal and equitable title in fee simple, in and to all of the real estate above described.

        If the title to any of the above real estate is now or hereafter registered, the Registrar of Titles is hereby directed not to register or note in the certificate of title or duplicate thereof, or memorial, the words "in trust," or "upon condition," or "with limitations," or words of similar import, in accordance with the statute in such case made and provided.

                                EXHIBIT  "I-2"

                                 BILL OF SALE

        THIS BILL OF SALE is made as of the __ day of __________, 199_, from, LANSING SQUARE RPFII LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), to _____________________, a _________________ ("Buyer").

                                  RECITALS:

        WHEREAS, contemporaneously with the execution and delivery of this Bill of Sale, Seller has sold and conveyed to Buyer all of Seller's right, title and interest and estate in and to the real property described in Exhibit "A" attached hereto and made a part hereof and all buildings, structures and improvements located thereon by Special Warranty Deed of even date herewith (all of such buildings, structures, improvements and real property collectively hereinafter referred to as the "Real Property"); and

        WHEREAS, as a part of the consideration for the conveyance of the Real Property, Seller has agreed to convey to Buyer the items of personal property described below which are owned by Seller and located in, on and used in connection with, the Real Property;

        NOW THEREFORE, in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller does hereby (a) sell, assign, and convey to Buyer all the personal property described on Exhibit "B" (whether or not any of the items listed on Exhibit "B" constitute "personal property" or "fixtures" as a matter of state law) attached hereto and incorporated herein by reference (collectively the "Personal Property"), and (b) quit claim and release to Buyer, to the extent existing and assignable, Seller's right, title and interest (if any) in the trade names, plans and specifications, construction warranties and guaranties, tenant records, and like personal property, in the possession of Seller which directly relate to the Real Property, subject in both cases to matters of public record and to rights of tenants under written leases in effect on the date hereof.

        TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns, forever, and Seller hereby specially warrants title to the Personal Property listed on Exhibit "B" subject to matters of public record including, without limitation, the lien held by _____________________.

        This Bill of Sale shall be binding upon and shall inure to the benefit of Seller, Buyer and their respective successors and assigns.


        This Bill of Sale shall be governed by and construed in accordance with the laws of the State of ________________.

        NOTWITHSTANDING ANYTHING CONTAINED IN THIS BILL OF SALE TO THE CONTRARY, THIS BILL OF SALE IS SUBJECT TO ALL DISCLAIMERS AND QUALIFICATIONS BY SELLER AND ALL ENCUMBRANCES SET FORTH IN THE AGREEMENT OF SALE DATED ________, 199_ WITH RESPECT TO THE PERSONAL PROPERTY, AND SUCH DISCLAIMERS,
QUALIFICATIONS AND ENCUMBRANCES ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF.

        IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly signed as of the day and year first written above.

                                         LANSING SQUARE RPFII LIMITED
                                         PARTNERSHIP, a Delaware limited
                                         partnership

                                         By: Lansing Square RPFII Realty
                                             Corp., a Delaware corporation,
                                             General Partner

                                             By:____________________________
                                             Name:__________________________
                                             Title:_________________________

                                   EXHIBIT "J"
                             FIRPTA CERTIFICATION

        Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ___________ ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

        1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

        2.  Transferor's U.S. taxpayer identification number is ___________; and

        3.  Transferor's office address is:

            3003 Summer Street
            P.O. Box 7900
            Stamford, Connecticut 06905

Transferor understands that the above information may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

        Under penalties of perjury, I declare that I have examined this instrument and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.


                                                        -----------------------
                                                        Name:
                                                        Title:
Dated:
      ----------------------------

                                 EXHIBIT "K"

                                TENANT LETTER
                                                        ______________, 199_

To The Tenants:

        Re:_________________________ ("Premises")
           _________________________

Dear Tenant:

        _________________ ("Buyer") has purchased the Premises from the undersigned owner ("Seller").

        Seller has transferred your security and/or deposit (if any) (the "Security Deposit") to Buyer. Buyer has assumed full responsibility for the Security Deposit including the return of the Security Deposit to you at the time and upon the conditions set forth in your lease.

        All rental and other payments that become due under your lease subsequent to the date hereof should be payable to Buyer and sent to ____________ as Buyer's management agent, at the following address:


                -----------------------------
                -----------------------------

                                        Very truly yours,
                                        SELLER:

                                        LANSING SQUARE RPFII LIMITED
                                        PARTNERSHIP, a Delaware partnership

                                        By: Lansing Square RPFII Realty
                                            Corporation, a Delaware
                                            corporation, its general
                                            partner

                                            By:
                                               -------------------------------
                                                                Vice President
                                        BUYER:

                                            By:
                                               -------------------------------
                                               Name:
                                                    --------------------------
                                               Title:
                                                     -------------------------